UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): August 27, 2013

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Minimum Bid Price Deficiency

As previously disclosed, on August 29, 2012, Lime Energy Co. (the “Company”) received a letter from NASDAQ, notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement (“Minimum Bid Price”) for continued inclusion on The NASDAQ Stock Market (“NASDAQ”) based on Listing Rule 5450(a)(1) (the “Minimum Bid Price Deficiency”).  NASDAQ granted the Company two consecutive grace periods of 180 days each to remedy the Minimum Bid Price Deficiency, the second of which expired on August 26, 2013.

On August 27, 2013, the Company received a letter from NASDAQ, notifying the Company that the Company had not regained compliance with Listing Rule 5450(a)(1) and that the Minimum Bid Price Deficiency may serve as an additional basis for delisting the Company’s common stock from NASDAQ. That letter also formally notified the Company that the NASDAQ Hearings Panel (the “Panel”) would consider the Minimum Bid Price Deficiency in their decision regarding the Company’s continued listing on NASDAQ.

Stockholder’s Equity Deficiency

As previously disclosed, on August 20, 2013, the “Company received a letter from NASDAQ notifying the Company that it was not in compliance with Listing Rule 5550(b) because the Company’s stockholders’ equity, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed on August 19, 2013 (the “Second Quarter 10-Q”), was less than $2,500,000, a NASDAQ Capital Market continued listing criterion, and the Company did not meet either of the alternative NASDAQ Capital Market continued listing criteria — market value of listed securities or net income from continuing operations — as of August 19, 2013 (the “Stockholders’ Equity Deficiency”).  The Stockholders’ Equity Deficiency serves as an additional basis for delisting the Company’s common stock from NASDAQ, in addition to the Minimum Bid Price Deficiency discussed above.  That letter also formally notified the Company that the Panel would consider the Stockholders’ Equity Deficiency in their decision regarding the Company’s continued listing on NASDAQ.

Compliance Plan

The Company provided the Panel with a compliance plan related to the Minimum Bid Price Deficiency and the Stockholders’ Equity Deficiency on August 19, 2013, and an update to that plan on August 30, 2013, which, as updated, provides for the Company to effect a reverse stock split by October 11, 2013 if necessary to regain compliance with Listing Rule 5450(a)(1) and its plan to address the Stockholders’ Equity Deficiency by means of a private placement.  The Panel has not yet rendered a determination with respect to the Company’s updated compliance plan, as submitted on August 30, 2013, and there can be no assurance that the Panel will determine to continue the Company’s listing in light of the listing deficiencies or that the Company will be able to timely remedy the Minimum Bid Price Deficiency and/or the Stockholders’ Equity Deficiency in the event the Panel grants the Company additional time to do so.

In such event, the Company’s common stock would be delisted from NASDAQ.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including whether we are able to complete the exchange of some our outstanding notes for preferred stock or the sale of preferred stock and whether we are able to timely effect a reverse stock split, as well as those factors discussed in our Annual Report on Form 10-K, filed on July 31, 2013 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: August 30, 2013	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz, Executive Vice President
Chief Financial Officer & Treasurer